Exhibit 99.1

Mimecast Acquires Segasec

Acquisition Extends Protection Beyond the Perimeter to Defend Against Brand Exploits Used to Steal Money and Data.

Lexington, MA – January 6, 2020 – Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced the acquisition of Segasec, a provider of digital threat protection. With this innovative technology, Mimecast customers can better defend against attacks that leverage fake websites and domains for credential harvesting of their customers, employees, partners, and 3rd party vendors within their supply chains. Hackers are using sophisticated techniques to target organizations of all sizes and in all industries by using their brands as bait to launch attacks. With the acquisition of Segasec, Mimecast can provide brand exploit protection using machine learning to identify potential hackers at the earliest stages of an attack. The solution also is engineered to provide a way to actively monitor, manage, block and take down phishing scams or impersonation attempts on the web.

The acquisition of Segasec builds on Mimecast’s Email Security 3.0 approach, which helps customers protect their organizations across three key zones: Zone 1, to defend against security threats trying to penetrate the organizational perimeter; Zone 2, for vulnerabilities and threats that exist inside the perimeter; and Zone 3, for attacks taking place outside the perimeter in the larger cybersphere. Segasec’s integrated solution is designed to enhance Mimecast’s Zone 3 protection platform by providing a comprehensive approach to digital risk protection while also enriching its core perimeter defense systems for Zone 1 with intelligence gained from analysis of threats in the wild.

Integration of Segasec with Mimecast’s email and web security services is engineered to further strengthen Mimecast’s customers’ cyber resilience by enabling them to block any potentially malicious domains quickly. The integrated solution platform is built to allow organizations to implement a comprehensive cybersecurity strategy capable of dealing with modern-day threats surrounding, inside, and beyond the perimeter.

“Every brand is vulnerable to attacks that abuse and threaten the trust that employees, customers, partners and 3rd party vendors have placed in them,” said Peter Bauer, chief executive officer at Mimecast. “Segasec will allow our customers to take a proactive approach to identifying — and even potentially preventing — attacks that imitate their brands using domains they don’t own, while also offering the visibility required to understand how their brands are being misused for malicious intent. Additionally, Segasec’s solutions strongly complement our recent acquisition of DMARC Analyzer, which simplifies the process of protecting against abuse of domains customers do own and continues to strengthen our Email Security 3.0 approach.”

Segasec’s technology is designed to monitor domains on the internet for suspected malicious activity and continuously surfaces the riskiest ones. By using machine learning and running targeted scans that identify even unknown attack patterns, the solution can help uncover both live attacks and detect upcoming ones at the earliest possible stages, often allowing customers to prevent them all together. Segasec also offers rapid takedown capabilities for active attacks and technology that can limit the use of stolen data.

“In today’s increasingly digital economy, we rely so heavily on websites and email to interact with businesses in both our professional and personal lives,” said Elad Schulman, chief executive officer and co-founder of Segasec. “As such, brand exploitation has been on the rise, as cybercriminals co-opt the brands we depend on and violate our trust. The powerful combination of Mimecast and Segasec will help customers better protect their brands, customers and other external stakeholders, as well as their own employees.”

The Mimecast Segasec solution is designed to enable organizations to:

•	Protect employees, customers, partners and 3rd party vendors from phishing scams attempting to trick them by abusing domains that are similar to their legitimate branding;

•	Identify and protect against attacks where cybercriminals have cloned a website for malicious activities against stakeholders; and

•	Block and take down both suspicious sites and active scams.

About Mimecast

Mimecast (NASDAQ: MIME) makes business email and data safer for thousands of customers and their millions of employees worldwide. Founded in 2003, the company’s next-generation cloud-based security, archiving and continuity services protect email and deliver comprehensive email risk management.

Mimecast Social Media Resources

LinkedIn: Mimecast

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Twitter: @Mimecast

Blog: Cyber Resilience Insights

Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Mimecast is either a registered trademark or trademark of Mimecast Services Limited in the United States and/or other countries.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the complementary nature and effectiveness of Segasec’s solutions, the ability to integrate Segasec’s technology into Mimecast’s solutions, the future financial impact of the acquisition, expenses associated with the transaction and future projected revenue from Segasec’s solution offering, and the overall impact of the acquisition of Segasec on Mimecast’s business and operations, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.